                                                                     Exhibit 3.1

                           SIXTH AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                               VIRTUSA CORPORATION

     Virtusa Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Virtusa Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was April 19, 2000 (the "Original Certificate"). The name under which the Corporation filed the Original Certificate was eRunway, inc.

     2. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on April 19, 2000 under the name of eRunway, inc.

     3. A Second Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on December 21, 2000 under the name eRunway, inc.

     4. The Second Amended and Restated Certificate of Incorporation of the Corporation was amended by a Certificate of Amendment filed with the office of the Secretary of State of Delaware on April 25, 2002 under the name Virtusa, Inc. and was corrected by a Certificate of Correction filed with the Secretary of State of Delaware on May 2, 2002 to correct the Corporation's name to Virtusa Corporation.

     5. A Third Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on November 2, 2002.

     6. A Fourth Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on February 27, 2003.

     7. A Fifth Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on February 5, 2004.

     8. The Fifth Amended and Restated Certificate of Incorporation of the Corporation was amended by a Certificate of Amendment filed with the office of the Secretary of State of Delaware on July, 18, 2007

     9. This Sixth Amended and Restated Certificate of Incorporation (the "Certificate") amends, restates and integrates the provisions of the Fifth Amended and Restated Certificate of


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Incorporation, and was duly adopted in accordance with the provisions of
Sections 242 and 245 of the Delaware General Corporation Law (the "DGCL").

     10. The text of the Fifth Amended and Restated Certificate of Incorporation is hereby amended and restated in its entirety to provide as herein set forth in full.

                                    ARTICLE I

     The name of the Corporation is Virtusa Corporation.

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is c/o The Corporation Trust Company, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

                                   ARTICLE IV

                                  CAPITAL STOCK

     The total number of shares of capital stock which the Corporation shall have authority to issue is one hundred eighty-seven million, seventy-five thousand, six hundred and thirty-eight (187,075,638) shares, of which (i) one hundred twenty million (120,000,000) shares shall be a class designated as common stock, par value $0.01 per share (the "Common Stock"), (ii) sixty-two million, seventy-five thousand six hundred and thirty-eight (62,075,638) shares shall be a class designated as pre-IPO preferred stock, par value $.01 per share (the "pre-IPO Preferred Stock"), and (iii) five million (5,000,000) shares shall be a class designated as undesignated preferred stock, par value $0.01 per share (the "Undesignated Preferred Stock" and, together with the pre-IPO Preferred Stock, the "Preferred Stock").

     The number of authorized shares of the class of Common Stock and Undesignated Preferred Stock may from time to time be increased or decreased (but not below the number of shares outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote, without a vote of the holders of the Preferred Stock (subject to the terms of the pre-IPO Preferred Stock and except as otherwise provided in any certificate of designations of any series of Undesignated Preferred Stock).

     The powers, preferences and rights of, and the qualifications, limitations and restrictions upon, each class or series of stock shall be determined in accordance with, or as set forth below in, this Article IV.

                                 A. COMMON STOCK


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     Subject to all the rights, powers and preferences of the Preferred Stock and except as provided by law or in this Article IV (or in any certificate of designations of any series of Undesignated Preferred Stock):

          (a) the holders of the Common Stock shall have the exclusive right to vote for the election of directors of the Corporation (the "Directors") and on all other matters requiring stockholder action, each outstanding share entitling the holder thereof to one vote on each matter properly submitted to the stockholders of the Corporation for their vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate (or on any amendment to a certificate of designations of any series of Undesignated Preferred Stock) that alters or changes the powers, preferences, rights or other terms of one or more outstanding series of Undesignated Preferred Stock if the holders of such affected series are entitled to vote, either separately or together with the holders of one or more other such series, on such amendment pursuant to this Certificate (or pursuant to a certificate of designations of any series of Undesignated Preferred Stock) or pursuant to the DGCL;

          (b) dividends may be declared and paid or set apart for payment upon the Common Stock out of any assets or funds of the Corporation legally available for the payment of dividends, but only when and as declared by the Board of Directors or any authorized committee thereof; and

          (c) upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock.

                           B. PRE-IPO PREFERRED STOCK

     1. Designation. A total of 4,043,582 shares of the Corporation's pre-IPO Preferred Stock shall be designated as a series known as Series A Convertible Participating Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), a total of 8,749,900 shares of the Corporation's pre-IPO Preferred Stock shall be designated as a series known as Series B Convertible Participating Preferred Stock, $.01 par value per share (the "Series B Preferred Stock"), a total of 12,807,624 shares of the Corporation's pre-IPO Preferred Stock shall be designated as a series known as Series C Convertible Participating Preferred Stock, par value $.01 per share (the "Series C Preferred Stock") and a total of 7,458,494 shares of the Corporation's pre-IPO Preferred Stock shall be designated as a series known as Series D Convertible Participating Preferred Stock, par value $.01 per share (the "Series D Preferred Stock" and, together with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the "Convertible Preferred Stock").

     2. Voting. Each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to the number of votes equal to the largest number of full shares of Common Stock into which their shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock taken together in the aggregate could be converted pursuant to Section B.6 hereof on the record date for the determination of the stockholders entitled to vote on such matters or, if no such record date is established, on the date such vote is taken or any written consent of stockholders is effected. Each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of the Corporation and shall vote with holders of the Common Stock, voting together as a single class, upon all matters submitted to a vote of stockholders, excluding those matters required to be submitted to a class or Series vote pursuant to the terms hereof (including, without limitation, Section B.8) or by law.

     3. Dividends. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, out of funds legally available therefor, any dividends declared on the Common Stock (treating each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock as being entitled to the number of shares of Common Stock into which each of such holder's shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock would be converted if they were converted pursuant to the provisions of Section B.6 hereof with such number determined as of the record date for the determination of holders of Common Stock entitled to receive such dividend). This Section 3 shall not apply to dividends on the Common Stock payable solely in Common Stock. In addition, the holders of the then outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to receive, out of the funds legally available therefor, such other dividends as may be declared from time to time by the Board of Directors of the Corporation on a pro-rata, as-if converted basis.

     4. Liquidation and Extraordinary Transactions.

          (a) Liquidation Preference. Upon (i) any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a "Liquidation Event"), or (ii) (x) a merger or consolidation of the Corporation with or into another corporation (except for a merger or consolidation in which the holders of capital stock of the Corporation immediately prior to such merger or consolidation continue to hold at least a majority of the outstanding voting power of such surviving corporation; or (ii) any consolidation or merger effected exclusively to change the domicile of the Corporation), (y) the sale or transfer of all or substantially all of the properties and assets of the Corporation or (z) any purchase of shares of capital stock of the Corporation (either through a negotiated stock purchase or a tender for such shares) in one or more transactions by any party or group that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Corporation immediately prior to such purchase, the effect of which is that such party or group beneficially owns at least a majority of such voting power immediately after such purchase (except any transaction or series of transactions principally for bona fide equity financing purposes in which cash is received by the Corporation or any successor, or indebtedness of the Corporation is cancelled or converted, or any combination thereof) (each an "Extraordinary Transaction"), each holder of outstanding


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

shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to be paid out of the assets of the Corporation available for distribution to stockholders, whether such assets are capital, surplus or earnings:

               (i) Before any amount shall be paid or distributed to the holders of Common Stock or of any other stock ranking on liquidation junior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock (w) each holder of outstanding shares of Series A Preferred Stock shall be paid an amount in cash (to the extent that cash is available, as described below) equal to (i) $3.3386 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock) (the "Series A Base Liquidation Amount") plus (ii) any declared but unpaid dividends per share not paid pursuant to Section 6(a) below (the sum of clauses (i) and (ii) being referred to herein as the "Series A Convertible Liquidation Amount"), (x) each holder of outstanding shares of Series B Preferred Stock shall be paid an amount in cash (to the extent cash is available, as described below) equal to (i) $1.75 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Preferred Stock) (the "Series B Base Liquidation Amount") plus (ii) any declared but unpaid dividends per share not paid pursuant to Section 6(a) below (the sum of clauses
(i) and (ii) being referred to herein as the "Series B Convertible Liquidation Amount"), (y) each holder of outstanding shares of Series C Preferred Stock shall be paid an amount per share in cash (to the extent cash is available, as described below) equal to (i) $0.9549 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series C Preferred Stock) (the "Series C Base Liquidation Amount") plus (ii) any declared but unpaid dividends not paid pursuant to Section 6(a) below (the sum of clauses (i) and (ii) being referred to herein as the "Series C Convertible Liquidation Amount" and (z) each holder of outstanding shares of Series D Preferred Stock shall be paid an amount per share in cash (to the extent cash is available, as described below) equal to (i) $2.681507 per share (adjusted appropriately for stock splits, stock dividends, recapitalizations and the like with respect to the Series D Preferred Stock) (the "Series D Base Liquidation Amount") plus (ii) any declared but unpaid dividends not paid pursuant to Section 6(a) below (the sum of clauses (i) and (ii) being referred to herein as the "Series D Convertible Liquidation Amount"); provided that if, upon any Liquidation Event or Extraordinary Transaction, the assets to be distributed to the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock shall be insufficient to permit the payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation shall be distributed ratably to the holders of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock on the basis of the Series A Convertible Liquidation Amount payable with respect to such Series A Preferred Stock, the Series B Convertible Liquidation Amount payable with respect to the Series B Preferred Stock, the Series C Convertible Liquidation Amount payable with respect to the Series C Preferred Stock and the Series D Convertible Liquidation Amount payable with respect to the Series D Preferred Stock if each such liquidation preference was paid in full; and

               (ii) After the payment of the Series A Convertible Liquidation Amount, Series B Convertible Liquidation Amount, Series C Convertible Liquidation Amount and Series D Convertible Liquidation Amount, any assets remaining available for distribution shall be distributed ratably among the holders of the Common Stock, the Series A Preferred


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

Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock based upon the number of shares of Common Stock (i) then held by each holder of Common Stock, and (ii) issuable upon conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock held by a holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock pursuant to Section B.6 immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction (such amount with respect to each share of Series A Preferred Stock, Series B Preferred Stock Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as the case may be, the "Residual Convertible Liquidation Amount"). The Residual Convertible Liquidation Amount with respect to the Series A Preferred Stock together with the Series A Convertible Liquidation Amount shall be deemed the "Total Series A Convertible Liquidation Amount," the Residual Convertible Liquidation Amount with respect to the Series B Preferred Stock together with the Series B Convertible Liquidation Amount shall be deemed the "Total Series B Convertible Liquidation Amount", the Residual Convertible Liquidation Amount with respect to the Series C Preferred Stock together with the Series C Convertible Liquidation Amount shall be deemed the "Total Series C Convertible Liquidation Amount") and the Residual Convertible Liquidation Amount with respect to the Series D Preferred Stock together with the Series D Convertible Liquidation Amount shall be deemed the "Total Series D Convertible Liquidation Amount"). Notwithstanding anything to the contrary contained herein, in no event (i) shall the aggregate per share amount distributed to the holders of shares of Series A Preferred Stock as the Total Series A Convertible Liquidation Amount pursuant to this Section B.4, in connection with any such Liquidation Event or Extraordinary Transaction exceed two and one-half (2 1/2) times the Series A Base Liquidation Amount, (ii) shall the aggregate per share amount distributed to the holders of shares of Series B Preferred Stock as the Total Series B Convertible Liquidation Amount pursuant to this Section B.4, in connection with any such Liquidation Event or Extraordinary Transaction exceed two and one-half (2 1/2) times the Series B Base Liquidation Amount, (iii) shall the aggregate per share amount distributed to the holders of shares of Series C Preferred Stock as the Total Series C Convertible Liquidation Amount pursuant to this Section B.4, in connection with any such Liquidation Event or Extraordinary Transaction exceed two and one-half (2 1/2) the Series C Base Liquidation Amount nor (iv) shall the aggregate per share amount distributed to the holders of shares of Series D Preferred Stock as the Total Series D Convertible Liquidation Amount pursuant to this Section B.4, in connection with any such Liquidation Event or Extraordinary Transaction exceed two and one-half (2 1/2) times the Series D Base Liquidation Amount. Notwithstanding the foregoing, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall not be entitled to receive the Residual Convertible Liquidation Amount pursuant to this Section B.4(a)(ii) if the aggregate gross proceeds paid to the stockholders of the Corporation in connection with any such Liquidity Event or Extraordinary Transaction exceed $285,000,000 (a "Qualified Transaction"); thereafter, upon the occurrence of any such Qualified Transaction (and except as set forth in Section B.4(b) below), the holders of Series A Preferred Stock shall be entitled to receive only the Series A Convertible Liquidation Amount pursuant to this Section B.4, the holders of Series B Preferred Stock shall be entitled to receive only the Series B Convertible Liquidation Amount pursuant to this Section B.4, the holders of Series C Preferred Stock shall be entitled to receive only the Series C Convertible Liquidation Amount pursuant to this Section B.4 and the holders of Series D Preferred Stock shall be entitled to receive only the Series D Convertible Liquidation Amount pursuant to this Section B.4.

          For the purposes of this Section B.4, the holders of the Convertible Preferred Stock, by majority vote, upon the occurrence of a Liquidation Event or Extraordinary Transaction, may elect for all holders of Convertible Preferred Stock to have any transaction or event that would otherwise be deemed a Liquidation Event or Extraordinary Transaction to not be deemed to be a Liquidation Event or Extraordinary Transaction.

          (b) Conversion Rights Not Impaired. Nothing in this Section B.4 shall with respect to any Liquidation Event or Extraordinary Transaction in any way limit the right of each holder of a Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to elect to have the conversion rights of Section B.6 govern such Liquidation Event or Extraordinary Transaction.

          (c) Non-Cash Consideration. Notwithstanding the provisions of Section B.4(a), in connection with any Liquidation Event or Extraordinary Transaction, the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall, on the effective date of such Liquidation Event or Extraordinary Transaction, be paid by the Corporation or by a third party, as applicable, the Series A Convertible Liquidation Amount, Series B Convertible Liquidation Amount, Series C Convertible Liquidation Amount or Series D Convertible Liquidation Amount, as applicable, in cash solely to the extent that cash is paid in such Liquidation Event or Extraordinary Transaction and then (or alternatively if no cash payments are involved, as applicable), in such other consideration as is delivered in such Liquidation Event or Extraordinary Transaction an amount equal to the remaining Series A Convertible Liquidation Amount, Series B Convertible Liquidation Amount, Series C Convertible Liquidation Amount or Series D Convertible Liquidation Amount, as applicable. The Residual Convertible Liquidation Amount shall be paid in the same combination of cash and other consideration as remains payable to pay to the holders of the Common Stock and the holders entitled to the Residual Convertible Liquidation Amount (after payment of Series A Convertible Liquidation Amount, Series B Convertible Liquidation Amount, Series C Convertible Liquidation Amount or Series D Convertible Liquidation Amount, as applicable, if any) based upon the number of shares of Common Stock (i) then held by each holder of Common Stock and (ii) issuable upon conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock held by a holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock pursuant to Section B.6 immediately prior to the occurrence of any such Liquidation Event or Extraordinary Transaction.

          (d) Surrender of Certificates. On the effective date of any Liquidation Event or Extraordinary Transaction (or thereafter, if so provided in accordance with the terms of such Liquidation Event or Extraordinary Transaction), the Corporation (or third party, as applicable) shall pay all cash and other consideration to which the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled under this Section B.4. Each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall surrender the certificate or certificates representing such shares, duly assigned or endorsed for transfer (or accompanied by


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

duly executed stock powers relating thereto) to the Corporation (or third party, as applicable) at the principal executive office of the Corporation or the offices of the transfer agent for the Corporation (or third party, as applicable), or shall notify the Corporation or any transfer agent that such certificates have been lost, stolen or destroyed and shall execute an affidavit or agreement reasonably satisfactory to the Corporation (or third party, as applicable) to indemnify the Corporation from any loss incurred by it in connection therewith (an "Affidavit of Loss"), and each surrendered certificate shall be canceled and retired.

          (e) Notice. Prior to the occurrence of any Liquidation Event or Extraordinary Transaction, the Corporation will furnish each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock notice in accordance with Section B.9 hereof, together with a certificate prepared by the chief financial officer of the Corporation describing the facts of such Liquidation Event or Extraordinary Transaction, stating in reasonable detail the amount(s) per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock would receive pursuant to the provisions of Section B.4(a) hereof and stating in reasonable detail the facts upon which such amount was determined and, in connection with any Extraordinary Transaction, describing in reasonable detail all material terms of such Extraordinary Transaction, including without limitation the consideration to be delivered in connection with such Extraordinary Transaction, the valuation of the Corporation, as determined by the other party to the Extraordinary Transaction at the time of such Extraordinary Transaction, and the identities of the parties to the Extraordinary Transaction.

     5. Redemption.

          (a) Convertible Preferred Stock Redemption. On February 5, 2007 (the "Redemption Date"), at the election of the holders of a majority of the then outstanding shares of Convertible Preferred Stock, the Corporation shall redeem up to the Redemption Percentage (as set forth below) of the shares of Convertible Preferred Stock held by all holders of Convertible Preferred Stock at the applicable Redemption Price specified in Section 5(b) herein. The foregoing election shall be made by such holders giving the Corporation written notice of requested redemption not less than thirty (30) days prior to the Redemption Date. Within ten (10) days after receipt of such notice, the Corporation shall provide written notice to all other holders of Convertible Preferred Stock notifying all such holders of the request for redemption. The "Redemption Percentage" for each holder of Convertible Preferred Stock shall equal the following cumulative percentage of each such holder's Convertible Preferred Stock upon the applicable date set forth below, in each case reduced by the cumulative percentage of each such holder's Convertible Preferred Stock previously redeemed pursuant to this Section 5:

                   Redemption
      Date         Percentage
      ----         ----------
February 5, 2007      33.3%
February 5, 2008      66.7%
February 5, 2009     100.0%

          (b) Upon the proper election of the Convertible Preferred Stock in accordance with Section B.5(a), on the Redemption Date and two subsequent anniversaries thereof, the Corporation shall redeem such number of shares of Convertible Preferred Stock as is equal to the appropriate Redemption Percentage of shares of Convertible Preferred Stock for a per share redemption price equal to the Series A Convertible Liquidation Amount with respect to the shares of Series A Preferred Stock, the Series B Convertible Liquidation Amount with respect to the shares of Series B Preferred Stock, the Series C Convertible Liquidation Amount with respect to the shares of Series C Preferred Stock and the Series D Convertible Liquidation Amount with respect to the shares of Series D Preferred Stock (the "Redemption Price"). On the Redemption Date, each holder of shares of Convertible Preferred Stock shall surrender the certificate evidencing such shares to the Corporation and shall thereupon be entitled to receive payment of the applicable Redemption Price.

          (c) From and after the Redemption Date, upon payment in full of the Redemption Price for each share redeemed, all rights of the holders with respect to such redeemed shares of Convertible Preferred Stock (except the right to receive the Redemption Price shall cease and such shares shall not thereafter be transferred on the books of this Corporation or be deemed outstanding for any purposes whatsoever.

          (d) If the funds of the Corporation legally available for redemption of shares of Convertible Preferred Stock on the Redemption Date are insufficient to pay the full applicable Redemption Price, for each redeemed share, the Corporation shall pay those funds which are legally available ratably among the holders of such shares to be redeemed, based on the full Redemption Price which they are otherwise entitled to receive. At any time thereafter when additional funds of the Corporation are legally available for payment of the applicable Redemption Price, such funds will immediately be used to pay the balance of the amount which the Corporation has become obligated to pay on the Redemption Date but which has not been paid together with any accrued interest thereon as provided below.

     6. Conversion. The holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall have the following conversion rights:

          (a) Voluntary Conversion. Each holder of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock may elect at any time to convert all or a portion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock then held by such holder into a number of shares of Common Stock computed by multiplying the number of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to be converted by their applicable per share Conversion Value and dividing the result by the per share Conversion Price then in effect. The "Conversion Value" of the Series A Preferred Stock shall be $3.3386 per share (appropriately adjusted for stock splits, stock dividends, recapitalizations and the like with respect to the Series A Preferred Stock). The "Conversion Price" for the Series A Preferred Stock shall initially be $2.3807 per share (which price reflects an adjustment due to the Corporation's issuance of Series B Preferred Stock, and Series C Preferred Stock), and may be subject to further adjustment as hereinafter provided. The "Conversion Value" of the Series B Preferred Stock shall be $1.75 per share (appropriately adjusted for stock splits, stock dividends, recapitalizations and the like with respect to the Series B Preferred Stock). The "Conversion Price" for the Series B Preferred Stock shall initially be $1.54 per share (which price reflects an adjustment due to the Corporation's issuance of shares of Series C Preferred Stock), and may be subject to further adjustment as hereinafter provided. The "Conversion Value" of the Series C Preferred Stock shall be equal to $0.9549 per share (appropriately adjusted for stock splits, stock dividends, recapitalizations and the like with respect to the Series C Preferred Stock). The "Conversion Price" for the Series C Preferred Stock shall initially be equal to the Series C Conversion Value, subject to adjustment as hereinafter provided. The "Conversion Value" of the Series D Preferred Stock shall be equal to $2.681507 per share (appropriately adjusted for stock splits, stock dividends, recapitalizations and the like with respect to the Series D Preferred Stock). The "Conversion Price" for the Series D Preferred Stock shall initially be equal to the Series D Conversion Value, subject to adjustment as hereinafter provided. Additionally, each share of Convertible Preferred Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible according to the formula set forth above at the then effective Conversion Price upon the date specified by the holders of not less than a majority of the shares of Convertible Preferred Stock then outstanding. Except as otherwise provided in this Section B.6(a) hereof, if shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are converted pursuant to this Section B.6(a) at a time when there are any declared and unpaid dividends or other amounts due on such shares, before any amount shall be paid or distributed to the holders of Common Stock, or of any other stock ranking on liquidation junior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, such dividends and other amounts shall be paid in full by the Corporation in connection with such conversion; provided, however, that in the event shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock are so converted into shares of Common Stock in connection with an Extraordinary Transaction or a Liquidation Event, the Corporation shall pay, before any amount shall be paid to the holders of Common Stock, or of any other stock ranking on liquidation junior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, to each holder of such shares, any declared and unpaid dividends or other amounts due on such shares.

          (b) Automatic Conversion Upon Qualified Public Offering. Each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock outstanding shall automatically be converted into the number of shares of Common Stock into which such shares are convertible as computed according to the formula set forth in Section B.6(a) hereof at the then effective Series A Conversion Price, Series B Conversion Price, Series C Conversion Price or Series D Conversion Price, as applicable, as of, and in all cases subject to, the closing of the Corporation's first underwritten offering to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act"), provided that (i) such registration statement covers the offer and sale of Common Stock of which the aggregate gross proceeds attributable to sales for the account of the Corporation exceed $25,000,000 and (ii) at a pre-money valuation of the Corporation (on a fully diluted basis) of at least $280,000,000 on or prior to November 15, 2007 and $325,000,000 thereafter (a "QPO" or a "Qualified Public Offering"); provided, that if a closing of a QPO occurs, all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be deemed to have been converted into shares of Common Stock immediately prior to such closing. If the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock are required to convert the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock pursuant to this Section B.6(b) at a time when there are any declared but unpaid dividends or other amounts due on or in respect of such shares, before any amount shall be paid or distributed to the holders of Common Stock, or of any other stock ranking on liquidation junior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, such dividends and other amounts shall be paid in full in cash by the Corporation in connection with such conversion.

          (c) Procedure for Voluntary Conversion. Upon conversion pursuant to Section B.6(a), the relevant holder or holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall surrender the certificate or certificates representing the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock being converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), at the principal executive office of the Corporation or the offices of the transfer agent for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock or such office or offices in the continental United States of an agent for conversion as may from time to time be designated by notice to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock by the Corporation, or in the event the certificate or certificates are lost, stolen or missing, shall deliver an Affidavit of Loss with respect to such certificates. The issuance by the Corporation of Common Stock upon a conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock upon election to convert pursuant to Section B.6(a) hereof shall be effective as of the surrender of the certificate or certificates for the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock to be converted, duly assigned or endorsed for transfer to the Corporation (or accompanied by duly executed stock powers relating thereto), or as of the delivery of an Affidavit of Loss. Upon surrender of a certificate representing Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock for conversion, or delivery of an Affidavit of Loss, the Corporation shall issue and send by hand delivery, by courier or by first class mail (postage prepaid) to the holder thereof or to such holder's designee, at the address designated by such holder, certificates for the number of shares of Common Stock to which such holders shall be entitled upon conversion, plus a cash payment in the amount of any accrued but unpaid dividends and other amounts as contemplated by this Section B.6 in respect of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock which are converted. Notwithstanding the foregoing, in the event of an automatic conversion pursuant to Section B.6(a), the outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be converted automatically without any further action by the holders of such shares and whether or not the certificates representing such shares or an Affidavit of Loss are surrendered to the Corporation or its transfer agent and all rights with respect to such applicable Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefore or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred

Stock and Series D Preferred Stock have been converted plus all declared but unpaid dividends and other amounts as contemplated by this Section B.6 in respect of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock which are converted. The issuance of certificates for Common Stock upon conversion of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock will be made without charge to the holders of such shares for any costs incurred by the Corporation in connection with such conversion and the related issuance of such stock.

          (d) Procedure for Automatic Conversion on Qualified Public Offering. As of, and in all cases subject to, the closing of a Qualified Public Offering (the "Automatic Conversion Date"), all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be converted automatically into shares of Common Stock as set forth in Section B.6(b) hereof and without any further action by the holders of such shares and whether or not the certificates representing such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock or Affidavit of Loss relating thereto are surrendered to the Corporation or its transfer agent. On the Automatic Conversion Date, all rights with respect to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock so converted shall terminate, except any of the rights of the holders thereof upon surrender of their certificate or certificates therefor or delivery of an Affidavit of Loss thereof to receive certificates for the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock have been converted plus all accrued but unpaid dividends and other amounts as contemplated by Section B.6(b). If so required by the Corporation, certificates surrendered for conversion shall be endorsed or accompanied by a written instrument or instruments of transfer, in form satisfactory to the Corporation, duly executed by the registered holder or by his, her or its attorney duly authorized in writing. Upon surrender of such certificates or Affidavit of Loss, the Corporation shall issue and deliver to such holder, promptly at such office and in its name as shown on such surrendered certificate or certificates or Affidavit of Loss, a certificate or certificates for the number of shares of Common Stock into which the shares of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock surrendered are convertible on the Automatic Conversion Date and shall pay all declared but unpaid dividends and other amounts as contemplated by Section B.6(b) in respect of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock which are converted.

          (e) Fractional Shares. The Corporation shall not be obligated to deliver to holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock any fractional shares of Common Stock issuable upon any conversion of such Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, but in lieu thereof shall make a cash payment in respect thereof for the then-fair market value thereof as determined in good faith by the Board of Directors.

          (f) Reservation of Stock Issuable Upon Conversion. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, the Corporation will take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

          (g) No Closing of Transfer Books. The Corporation shall not close its books against the transfer of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock in any manner which would interfere with the timely conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock.

     7. Adjustments. The Conversion Price in effect from time to time shall be subject to adjustment from time to time as follows:

          (a) Dividends and Stock Splits. If the number of shares of Common Stock outstanding at any time after February 5, 2004 is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, on the date such payment is made or such change is effective, the applicable Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be increased in proportion to such increase of outstanding shares of Common Stock.

          (b) Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after February 5, 2004 is decreased by a combination or reverse split of the outstanding shares of Common Stock, then, on the effective date of such combination or reverse split, the applicable Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of any shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

          (c) Sale of Common Stock. In the event the Corporation shall at any time after February 5, 2004, or from time to time, issue, sell or exchange any shares of Common Stock (including shares held in the Corporation's treasury but excluding (i) up to 11,770,000 shares of Common Stock (as appropriately adjusted for stock splits, stock dividends, recapitalizations and the like) issued (pursuant to the exercise of options or otherwise) to the Corporation's employees, directors and consultants pursuant to employee stock and option plans approved by the Corporation's Board of Directors, (ii) any additional shares of Common Stock issued (pursuant to the exercise of options or otherwise) to the Corporation's employees, directors, and consultants, provided that each such issuance is unanimously approved by the Board of Directors, (iii) shares of Series D Preferred Stock issued pursuant to that certain Series D Convertible Participating Preferred Stock Purchase Agreement dated as of or around February 5, 2004 and any Common Stock which may be issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred

Stock, (iv) shares issued for consideration other than cash in connection with a merger, consolidation, acquisition, or similar business combination approved by the Board of Directors including each of the representatives elected by the holders of Series A Preferred Stock and Series B Preferred Stock, (v) shares of Common Stock issued (pursuant to the exercise of warrants or otherwise) in connection with any capital lease arrangement or debt financing from a bank or similar financial institution, provided that the transaction is approved by the Board of Directors, including each of the representatives elected by the holders of Series A Preferred Stock and Series B Preferred Stock, and that the primary purpose of such transaction is other than equity financing, (vi) any shares of Common Stock issued (pursuant to the exercise of warrants or otherwise) in connection with strategic transactions involving the Corporation and other entities involving joint ventures, marketing or distribution arrangements or technology transfer or development agreements, provided that such strategic transactions and the issuance of such Common stock has been approved by a majority of the Board of Directors including each of the representatives elected by the holders of the Series A Preferred Stock and Series B Preferred Stock; and
(vii) and any Common Stock issued or issuable by reason of a stock split, stock dividend or other distribution shares of Common Stock that is covered by Sections B.7(a) and (b) hereof (the securities referred to in clauses (i) through (vii) shall collectively be referred to as the "Excluded Shares")) for a consideration per share (the "Purchase Price") less than the applicable Conversion Price in effect immediately prior to the issuance, sale or exchange of such shares (any such issuance, sale or exchange is hereafter referred to as a "Dilutive Transaction"), then, and thereafter successively upon each such Dilutive Transaction each applicable Conversion Price shall forthwith be reduced to an amount determined by multiplying the Conversion Price by a fraction: (i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or other convertible securities) plus (Y) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of such additional shares of Common Stock so issued in the Dilutive Transaction would purchase at the applicable Conversion Price (prior to such adjustment); and (ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the Dilutive Transaction (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or other convertible securities), plus (Y) the aggregate number of such additional shares of Common Stock so issued in the Dilutive Transaction; provided, however, that if the Purchase Price is less than or equal to $0.875 (as adjusted appropriately for stock splits, stock dividends, recapitalizations and the like) then the Conversion Price for the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be reduced to the Purchase Price.

          (d) Sale of Options, Rights or Convertible Securities. In the event the Corporation shall at any time after February 5, 2004, issue options, warrants or rights to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock (other than any options, warrants, rights or securities for or representing Excluded Shares), for a Purchase Price (determined by dividing the Net Aggregate Consideration (as determined below) by the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or other convertible securities were exercised or converted to the fullest extent permitted by their terms) less than the applicable Conversion

Price in effect immediately prior to the issuance of such options, warrants or rights or other convertible or exchangeable securities, each Conversion Price shall forthwith be reduced to an amount determined by multiplying the Conversion Price by a fraction: (i) the numerator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or other convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or other convertible securities), plus (Y) the number of shares of Common Stock which the total amount of consideration received by the Corporation for the issuance of such options, warrants, rights or convertible securities plus the minimum amount set forth in the terms of such security as payable to the Corporation upon the exercise or conversion thereof (the "Net Aggregate Consideration") would purchase at the Conversion Price prior to adjustment; and (ii) the denominator of which shall be (X) the number of shares of Common Stock of all classes outstanding immediately prior to the issuance of such options, warrants, rights or other convertible securities (excluding treasury shares but including all shares of Common Stock issuable upon conversion or exercise of any outstanding Preferred Stock, options, warrants, rights or other convertible securities), plus (Y) the aggregate number of shares of Common Stock that would be issued if all such options, warrants, rights or other convertible securities were exercised or converted; provided, however, that if the Purchase Price is less than or equal to $0.875 (as adjusted appropriately for stock splits, stock dividends, recapitalizations and the like) then the Conversion Price for the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be reduced to the Purchase Price.

          (e) Expiration or Change in Price. If the consideration per share provided for in any options, warrants, convertible securities or any other rights to subscribe for shares of Common Stock or any securities exchangeable for or convertible into shares of Common Stock (other than any such options, warrants, or other convertible securities for Excluded Shares), changes at any time, each Conversion Price in effect at the time of such change shall be readjusted to the Conversion Price which would have been in effect at such time had such options, warrants, convertible securities or other rights provided for such changed consideration per share (determined as provided in Section B.7(d) hereof), at the time initially granted, issued or sold; provided, that such adjustment of each Conversion Price will be made only as and to the extent that such Conversion Price effective upon such adjustment remains less than or equal to such Conversion Price that would be in effect if such options, warrants, rights or securities had not been issued. No adjustment of a Conversion Price shall be made under this Section B.7 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if an adjustment shall previously have been made upon the issuance of such warrants, options or other rights. Any adjustment of a Conversion Price shall be disregarded if, as, and when the rights to acquire shares of Common Stock upon exercise or conversion of the warrants, options, rights or convertible securities which gave rise to such adjustment expire or are canceled without having been exercised, so that the applicable Conversion Price effective immediately upon such cancellation or expiration shall be equal to the applicable Conversion Price in effect at the time of the issuance of the expired or canceled warrants, options, rights or convertible securities, with such additional adjustments as would have been made to the applicable Conversion Price had the expired or canceled warrants, options, rights or convertible securities not been issued.

          (f) Other Adjustments. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event lawful and adequate provision shall be made so that the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities of the Corporation which they would have received had their Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, giving application to all adjustments called for during such period under this Section B.7 as applied to such distributed securities.

          (g) Reorganization, etc. If the Common Stock issuable upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by reclassification or otherwise (other than a subdivision or combination of shares or stock dividend provided for above, or a reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section B.7), then and in each such event the holder of each share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall have the right to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change, by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

          (h) Mergers and Other Reorganizations. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination or reclassification provided for elsewhere in this Section B.7) or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as part of and as a condition to the effectiveness of such reorganization, merger, consolidation or sale, lawful and adequate provision shall be made so that the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock the number of shares of stock or other securities or property of the Corporation or of the successor corporation resulting from such merger or consolidation or sale, to which a holder of Common Stock deliverable upon conversion would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate provisions shall be made with respect to the rights of the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock after the reorganization, merger, consolidation or sale to the end that the provisions of this Section B.7 (including, without limitation, provisions for adjustment of the applicable Conversion Price and the number of shares purchasable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock) shall thereafter be applicable, as nearly as may be, with respect to any shares of stock, securities or assets to be deliverable thereafter upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

          The holders of a majority-in-interest of Convertible Preferred Stock, shall, upon the occurrence of a capital reorganization, merger or consolidation of the Corporation or the sale of all or substantially all of its assets and properties as such events are more fully set forth in the first paragraph of this Section B.7(h), have the option of electing treatment of all shares of Convertible Preferred Stock under either this Section B.7(h) or Section B.4 hereof.

          (i) Calculations. All calculations under this Section B.7 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

          (j) Certificate. Upon the occurrence of each adjustment or readjustment pursuant to this Section B.7, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon written request at any time of any holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the applicable Conversion Price before and after such adjustment or readjustment, and (iii) the number of shares of Common Stock, if applicable, and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock.

          (k) Adjustments for Failure of Participation. Notwithstanding anything contained in Section 7(c) or 7(d) to the contrary, the holder of any shares of Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall not be entitled to the anti-dilution benefits of Section 7(c) or 7(d) as a result of any future financing (or any subsequent financing) of any class or Series of capital stock, or warrants, options, subscriptions or other purchase rights with respect thereto), which would otherwise result in an adjustment to an amount less than or equal to $0.875 (as adjusted appropriately for stock splits, stock dividends, recapitalizations and the like) (a "Dilutive Offering"), if such holder has failed to purchase its pro rata share of such financing by acquiring in such Dilutive Offering such number of shares such stockholder was entitled to purchase in accordance with the terms of Section 3 of that certain Third Amended and Restated Stockholders Agreement dated February 5, 2004, by and among the Corporation and certain of its stockholders, as amended from time to time.

          The Corporation and the Board of Directors shall take all necessary actions to designate a new Series of Preferred Stock on any occasion that any holder of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock shall fail to fully participate in any Dilutive Offering. Each share of such holder's Series B Preferred Stock, Series C Preferred Stock and/or Series D Preferred Stock shall be automatically converted into one share of the newly created Series of Preferred Stock, provided however, that the Conversion Price and the Conversion Value for such newly-created Series of Preferred Stock shall be the Conversion Price and Conversion Value for the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock, as applicable, in effect immediately prior to such Dilutive Offering. Such new Series of Preferred Stock shall otherwise be identical in all respects to the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable. Except as otherwise required by law, any newly created Series of Preferred Stock shall vote together as a class with the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock, as applicable, on all matters submitted to the stockholders for a vote or a written consent.

     8. Protective Provisions.

          (a) Series A Preferred Stock and Series B Preferred Stock. So long as
(i) at least 1,500,000 shares of Series A Preferred Stock are outstanding or
(ii) at least 750,000 shares of Series B Preferred Stock are outstanding, the Corporation shall not, (whether by merger, consolidation, amendment or otherwise), without first having obtained the affirmative vote or written consent of the holders of not less than a majority of the outstanding shares of Series A Preferred Stock and a majority of the outstanding shares of Series B Preferred Stock, each voting as a separate class:

               (i) take any action or enter into any agreement to create, designate or authorize any new class or Series of securities which has a preference over the Series A Preferred Stock or Series B Preferred Stock with respect to the distribution of assets or other amounts in connection with a Liquidation Event or an Extraordinary Transaction or as to dividends or redemption rights or voting rights, or any increase in the authorized or designated number of any such new class or series;

               (ii) effect any (x) Liquidation Event or (y) Extraordinary Transaction;

               (iii) declare or pay dividends or make any distributions of cash, property or securities of the Corporation with respect to any shares of its Common Stock or any other capital stock of the Corporation other than dividends payable solely in Common Stock;

               (iv) repurchase, redeem or otherwise acquire any of the outstanding capital stock of the Corporation, except for (x) the repurchase of shares from employees, directors or consultants pursuant to agreements permitting the Corporation to repurchase such shares upon termination of such employee's, director's, or consultant's relationship with the Corporation or in exercise of the Corporation's right of first refusal upon a proposed transfer, and (y) the redemption of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock pursuant to and as provided in Section 5 of this Certificate of Incorporation; or

               (v) amend, alter, repeal or waive any provision of, or add any provision to, this Certificate of Incorporation (whether by merger, consolidation or otherwise), including any filing of a Certificate of Designation, in a manner that affects the rights, preferences or privileges of the Series A Preferred Stock or Series B Preferred Stock in a manner different than any other outstanding class or Series of the Corporation's capital stock.

          (b) Series C Preferred Stock. So long as at least 750,000 shares of Series C Preferred Stock are outstanding, the Corporation shall not, (whether by merger, consolidation, amendment or otherwise), without first having obtained the affirmative vote or written consent of the holders of not less than a two-thirds majority-in-interest of the outstanding shares of Series C Preferred Stock, amend, alter, repeal or waive any provision of, or add any provision to, this Certificate of Incorporation (whether by merger, consolidation or otherwise), including any filing of a Certificate of Designation, (i) in a manner that materially adversely affects the rights, preferences or privileges of the holders of Series C Preferred Stock or (ii) that otherwise materially adversely affects the holders of Series C Preferred Stock, in each case in a manner that is disproportional to the effect on the holders of Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock.

          (c) Series D Preferred Stock. So long as at least 500,000 shares of Series D Preferred Stock are outstanding, the Corporation shall not, (whether by merger, consolidation, amendment or otherwise), without first having obtained the affirmative vote or written consent of the holders of not less than a two-thirds majority-in-interest of the outstanding shares of Series D Preferred Stock, amend, alter, repeal or waive any provision of, or add any provision to, this Certificate of Incorporation in a manner that materially adversely affects the rights, preferences or privileges of the holders of Series D Preferred Stock or that otherwise materially adversely affects the holders of Series D Preferred Stock in a manner that is disproportional to the effect on the holders of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.

          The vote required by this Section 8 shall be in addition to any other vote required by this Certificate of Incorporation or under applicable law.

     9. Notice.

          (a) Liquidation Events, Extraordinary Transactions, Etc. In the event
(i) the Corporation establishes a record date to determine the holders of any class of securities who are entitled to receive any dividend or other distribution or who are entitled to vote at a meeting (or by written consent) in connection with any of the transactions identified in clause (ii) hereof, or
(ii) any Liquidation Event, Extraordinary Transaction or QPO becomes reasonably likely to occur, the Corporation shall mail or cause to be mailed by first class mail (postage prepaid) to each holder of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock at least ten (10) days (or as soon as practicable after the Corporation becomes aware of the possibility of such transaction) prior to such record date specified therein or the expected effective date of any such transaction, whichever is later, a notice specifying (A) the date of such record date for the purpose of such dividend or distribution or meeting or consent and a description of such dividend or distribution or the action to be taken at such meeting or by such consent, (B) the date on which any such Liquidation Event, Extraordinary Transaction or QPO is expected to become effective, and (C) the date on which the books of the Corporation shall close or a record shall be taken with respect to any such event.

          (b) Waiver of Notice. The holder or holders of not less than a majority of the outstanding shares of Series A Preferred Stock, with respect to the Series A Preferred Stock, the holders of not less than a majority of the outstanding shares of Series B Preferred Stock, with respect to the Series B Preferred Stock, the holders of not less than a majority of the outstanding


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shares of Series C Preferred Stock, with respect to the Series C Preferred Stock and the holders of not less than sixty six and two thirds percent (66 2/3%) of the outstanding shares of Series D Preferred Stock, with respect to the Series D Preferred Stock, may, at any time upon written notice to the Corporation, waive any notice provisions specified herein for the benefit of such holders, and any such waiver shall be binding upon all holders of such securities.

          (c) General. In the event that the Corporation provides any notice, report or statement to any holder of Common Stock or any other class or Series of Preferred Stock, the Corporation shall at the same time provide a copy of any such notice, report or statement to each holder of outstanding shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock.

     10. No Reissuance of Preferred Stock. No share or shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue.

                         C. UNDESIGNATED PREFERRED STOCK

     The Board of Directors or any authorized committee thereof is expressly authorized, to the fullest extent permitted by law, to provide for the issuance of the shares of Undesignated Preferred Stock in one or more series of such stock, and by filing a certificate pursuant to applicable law of the State of Delaware, to establish or change from time to time the number of shares of each such series, and to fix the designations, powers, including voting powers, full or limited, or no voting powers, preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof.

                                    ARTICLE V

                               STOCKHOLDER ACTION

     1. Special Meetings. Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation may be called only by the Board of Directors acting pursuant to a resolution approved by the affirmative vote of a majority of the Directors then in office. Only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders of the Corporation.

                                   ARTICLE VI

                                    DIRECTORS


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     1. General. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors except as otherwise provided herein or required by law.

     2. Election of Directors. Election of Directors need not be by written ballot unless the By-laws of the Corporation (the "By-laws") shall so provide.

     3. Number of Directors; Term of Office. The number of Directors of the Corporation shall be fixed solely and exclusively by resolution duly adopted from time to time by the Board of Directors. The Directors, except as otherwise provided for those who may be elected by the holders of any series of Preferred Stock, shall be classified, with respect to the term for which they severally hold office, into three classes, as nearly equal in number as reasonably possible. The initial Class I Directors of the Corporation shall be Robert E. Davoli and Andrew P. Goldfarb; the initial Class II Directors of the Corporation shall be Izhar Armory, Rowland Moriarty and Martin Trust; and the initial Class III Directors of the Corporation shall be Krishan A. Canekeratne, Ronald T. Maheu and Danford F. Smith. The initial Class I Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2008, the initial Class II Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2009, and the initial Class III Directors shall serve for a term expiring at the annual meeting of stockholders to be held in 2010. At each annual meeting of stockholders, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the Directors elected to each class shall hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal.

     Notwithstanding the foregoing, whenever, pursuant to the provisions of
Article IV of this Certificate, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect Directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate and any certificate of designations applicable thereto.

     4. Vacancies. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in size of the Board of Directors, or the death, resignation, disqualification or removal of a Director, shall be filled solely and exclusively by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board of Directors, and not by the stockholders. Any Director appointed in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director's successor shall have been duly elected and qualified or until his or her earlier resignation, death or removal. Subject to the rights, if any, of the holders of any series of Preferred Stock to elect Directors, when the number of Directors is increased or decreased, the Board of Directors shall, subject to Article VI.3 hereof, determine the class or classes to which the increased or decreased number of Directors shall be apportioned; provided, however, that no decrease in the number of Directors shall shorten the term of any incumbent Director. In the event of a vacancy in the Board of


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

Directors, the remaining Directors, except as otherwise provided by law, shall exercise the powers of the full Board of Directors until the vacancy is filled.

     5. Removal. Subject to the rights, if any, of any series of Preferred Stock to elect Directors and to remove any Director whom the holders of any such stock have the right to elect, any Director (including persons elected by Directors to fill vacancies in the Board of Directors) may be removed from office (i) only with cause and (ii) only by the affirmative vote of the holders of 75% or more of the shares then entitled to vote at an election of Directors. At least forty-five (45) days prior to any meeting of stockholders at which it is proposed that any Director be removed from office, written notice of such proposed removal and the alleged grounds thereof shall be sent to the Director whose removal will be considered at the meeting.

                                   ARTICLE VII

                             LIMITATION OF LIABILITY

     A Director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (a) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the Director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of Directors, then the liability of a Director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

     Any repeal or modification of this Article VII by either of (i) the stockholders of the Corporation or (ii) an amendment to the DGCL, shall not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a person serving as a Director at the time of such repeal or modification.

                                  ARTICLE VIII

                              AMENDMENT OF BY-LAWS

     1. Amendment by Directors. Except as otherwise provided by law, the By-laws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the Directors then in office.

     2. Amendment by Stockholders. The By-laws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose as provided in the By-laws, by the affirmative vote of at least 75% of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class; provided, however, that if the Board of Directors recommends that stockholders approve such amendment or repeal at such meeting of stockholders, such amendment or repeal shall only require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, voting together as a single class.


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                                   ARTICLE IX

                    AMENDMENT OF CERTIFICATE OF INCORPORATION

     The Corporation reserves the right to amend or repeal this Certificate in the manner now or hereafter prescribed by statute and this Certificate, and all rights conferred upon stockholders herein are granted subject to this reservation. Whenever any vote of the holders of voting stock is required to amend or repeal any provision of this Certificate, and in addition to any other vote of holders of voting stock that is required by this Certificate or by law, such amendment or repeal shall require the affirmative vote of the majority of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of the majority of the outstanding shares of each class entitled to vote thereon as a class, at a duly constituted meeting of stockholders called expressly for such purpose; provided, however, that the affirmative vote of not less than 75% of the outstanding shares entitled to vote on such amendment or repeal, and the affirmative vote of not less than 75% of the outstanding shares of each class entitled to vote thereon as a class, shall be required to amend or repeal any provision of Article V, Article VI, Article VII, Article VIII or Article IX of this Certificate.

                                  [End of Text]


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     THIS SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION is executed as of this ____ day of __________, 2007.

                                        VIRTUSA CORPORATION


                                        By:
                                            ------------------------------------
                                            Krishan A. Canekeratne
                                            Chief Executive Officer